6711 Columbia Gateway Drive, Suite 300
Columbia, Maryland 21046
Telephone 443-285-5400
Facsimile 443-285-7650
www.copt.com
NYSE: OFC

NEWS RELEASE

FOR IMMEDIATE RELEASE	IR Contacts:
	Stephanie Krewson-Kelly	Michelle Layne
	443-285-5453	443-285-5452
	stephanie.kelly@copt.com	michelle.layne@copt.com

COPT Elects Letitia A. Long to Board of Trustees

COLUMBIA, MD (BUSINESS WIRE) October 5, 2020 -- Corporate Office Properties Trust (“COPT” or the “Company”) (NYSE: OFC) announced that its Board of Trustees has elected Letitia A. Long to serve on the Company’s Board, effective October 1, 2020.

"We are honored to welcome to COPT’s Board of Trustees such an experienced and highly-regarded professional from the intelligence community," stated Thomas F. Brady, Chairman of the Board. "Ms. Long will be a valuable addition to the Board. We believe her knowledge of and experience in the U.S. Department of Defense and intelligence agencies will build on the Company’s perspectives in our defense strategy, and her experience as a public company board member will enrich our governance posture. We look forward to her contributions,” he stated.

Between 2010-2015, Ms. Long served as Director at the Department of Defense’s National Geospatial-Intelligence Agency (“NGA”) and, from 2006-2010, she served as Deputy Director at the Defense Intelligence Agency (“DIA”). From 1978-2006, she held increasingly senior roles at the DIA and within U.S. Naval Intelligence. Also, during the past five years, she served on the boards of several public and private companies, including Raytheon Company (NYSE: RTN), Parsons (NYSE: PSN), and Quadrint, Inc. Ms. Long received her bachelor’s of science degree in electrical engineering from Virginia Polytechnic Institute and State University in Blacksburg, VA, and her master’s degree in mechanical engineering from The Catholic University of America in Washington, DC.

About COPT
COPT is a REIT that owns, manages, leases, develops and selectively acquires office and data center properties. The majority of its portfolio is in locations that support the United States Government and its contractors, most of whom are engaged in national security, defense and information technology (“IT”) related activities servicing what it believes are growing, durable, priority missions (“Defense/IT Locations”). The Company also owns a portfolio of office properties located in select urban/urban-like submarkets in the Greater Washington, DC/

Baltimore region with durable Class-A office fundamentals and characteristics (“Regional Office Properties”). As of June 30, 2020, the Company derived 88% of its core portfolio annualized rental revenue from Defense/IT Locations and 12% from its Regional Office Properties. As of the same date and including 15 properties owned through unconsolidated joint ventures, COPT’s core portfolio of 172 office and data center shell properties encompassed 19.6 million square feet and was 94.7% leased; the Company also owned one wholesale data center with a critical load of 19.25 megawatts that was 90.6% leased.

Forward-Looking Information
This press release may contain “forward-looking” statements, as defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, that are based on the Company’s current expectations, estimates and projections about future events and financial trends affecting the Company. Forward-looking statements can be identified by the use of words such as “may,” “will,” “should,” “could,” “believe,” “anticipate,” “expect,” “estimate,” “plan” or other comparable terminology. Forward-looking statements are inherently subject to risks and uncertainties, many of which the Company cannot predict with accuracy and some of which the Company might not even anticipate. Although the Company believes that the expectations, estimates and projections reflected in such forward-looking statements are based on reasonable assumptions at the time made, the Company can give no assurance that these expectations, estimates and projections will be achieved. Future events and actual results may differ materially from those discussed in the forward-looking statements and the Company undertakes no obligation to update or supplement any forward-looking statements.

The areas of risk that may affect these expectations, estimates and projections include, but are not limited to, those risks described in Item 1A of the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 and subsequent Quarterly Reports on Form 10-Q.

Source: Corporate Office Properties Trust